UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

RGC Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (540) 777-4427

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2022, RGC Resources, Inc. (the “Company”) entered into Purchase Agreements (each a “Purchase Agreement” and collectively the “Purchase Agreements”) with the following purchasers (the “Purchasers”) with respect to the sale of an aggregate of 1,150,000 shares of the Company’s common stock, par value $5.00 per share (the “Shares”), at a purchase price of $20.00 per share: the Article 6 Marital Trust Under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007 (the “Trust”), with respect to 1,000,000 shares, Ted Gibson, with respect to 100,000 shares, and Robert Johnston (“Johnston”), with respect to 50,000 shares. The Company anticipates that the sale and delivery of the Shares will be completed on or about March 28, 2022. Under the terms of the Purchase Agreements, the Purchasers have each agreed to not sell or otherwise dispose of or transfer any of the Shares for a period of 90 days.

The Shares are being offered and sold through direct negotiations between the Company and the Purchasers, and no party is acting as an underwriter or placement agent with respect to the offering of the Shares. The Shares are being offered and sold pursuant to a prospectus supplement dated March 28, 2022 and accompanying base prospectus dated February 14, 2020 under the Registration Statement on Form S-3 (File No. 333-236275) filed by the Company with the Securities and Exchange Commission on February 5, 2020 and declared effective on February 14, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company’s common stock.

The Purchase Agreement between the Company and the Trust obligates the Company to, within ten business days of closing, increase the number of Class B directors on the Company’s board of directors (the “Board”) by one and, subject to the Board’s exercise of its fiduciary duties in good faith, appoint Johnston to serve as a Class B director. Thereafter, the Board, subject to the exercise of its fiduciary duties in good faith, is required to nominate Johnston or a Replacement Nominee (as defined below) for election by shareholders to serve as a director of the Company for so long as the Trust beneficially owns more than 1,000,000 shares of the Company’s common stock (the “Stock Threshold”). In the event Johnston or any Replacement Nominee is not reasonably acceptable to the Board’s Governance and Nominating Committee (the “Committee”), is not nominated by the Board in the exercise of its fiduciary duties in good faith, fails to be elected by shareholders or is required to resign after failing to be reelected by shareholders or otherwise resigns or is removed for cause, the Trust is entitled to designate another individual to serve as a replacement director or replacement nominee, as the case may be (such individual, a “Replacement Nominee”), for so long as the Trust’s beneficial ownership of Company common stock exceeds the Stock Threshold. Under the terms of the Purchase Agreement, Johnston and any Replacement Nominee must be reasonably acceptable to the Committee and Johnston and any Replacement Nominee may be removed for cause at any time to the extent permitted under the Company’s organizational documents and Virginia law. Johnston currently serves as chief strategy officer of The InterTech Group, Inc., an entity affiliated with the Trust. The Company will timely file another Current Report on Form 8-K containing any additional required disclosures with respect to Johnston’s election to serve on the Board.

The foregoing description of the Purchase Agreements is not complete and is qualified in its entirety by reference to the full text of the form Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

The form Purchase Agreement includes certain representations and warranties made by the Company. These representations and warranties were made only for purposes of the Purchase Agreements as of the dates specified therein and were solely made for the benefit of the parties to the Purchase Agreements. Certain representations and warranties in the form Purchase Agreement may be subject to a standard of materiality and have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Investors should not rely on these representations and warranties as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries. Moreover, information concerning the subject matter of these representations and warranties may change after the date of the Purchase Agreement, which information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

Exhibits

5.1	Opinion of McGuireWoods LLP (filed herewith)

10.1	Form of Purchase Agreement (filed herewith)

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.,
Registrant

/s/ Jason A. Field
Name:	Jason A. Field
Title:	Vice President, Chief Financial Officer and Treasurer

Date: March 28, 2022